Petition for Voluntary Bankruptcy
                               Chapter 11
           United States Bankruptcy Court for the District of Utah


                          CENTRAL DIVISION
                      XX CORPORATION       PARTNERSHIP

In re
 MEDIVEST, INC.
                                   Case No. 89A - 2248

Debtor [include all names used by debtor within last 6 years]

Employer's Tax ID No. of debtor: 87-0401761

                      VOLUNTARY PETITION CHAPTER 11

1. Petitioner's mailing address, including county, is
                         175 South Main Street, #300
                         Salt Lake County, Salt Lake City, Utah 84111

2. Petitioner has resided [or has had its domicile or principal place of business or has had its principal assets] within this district for the longer portion of the preceding 180 days than in any other district.

3. Petitioner is qualified to file this petition and is entitled to the benefits of title 11, United States Code as a voluntary debtor.

4. Petitioner intends to file a plan under Chapter 11, Bankruptcy Code.

5. Exhibit "A" is attached to and made part of this petition.

                              Signed:/s/David T. Aagard
                                     --------------------------
                              Address: 136 East South Temple, #1060
                                       Salt Lake City, Utah 84111

Unsworn Declaration under Penalty of Perjury on Behalf of a Corporation or Partnership

      I, William R. Stoddard (the president or other officer or an authorized agent of the corporation) (or a member or an authorized agent of the partnership) named as petitioner in the forgoing petition, declare under penalty of perjury that the foregoing is true and correct, and that the filing of this petition on behalf of the (corporation) (or partnership) has been authorized.

Executed on April 12 th 1989         Signature:/s/William R. Stoddard
                                               ----------------------
                                               Secretary, Treasurer

                  IN THE UNITED STATES BANKRUPTCY
                  COURT FOR THE DISTRICT OF UTAH

 In re                                         EXHIBIT "A"
                                   [To, be attached to voluntary petition
 MEDIVEST, INC.                     for bankruptcy in Chapter 7 or 11
                                    cases where petitioner is a
                                    corporation.]

                                    Case No. 89A-02248

Debtor [Include all names used by the debtor within past 6 years]

 1. Petitioner's employer identification number is 87-0401761

 2. If any of petitioner's securities are registered under Section 12 of the Securities and Exchange Act of 1934. SEC file number 0-16924.

 3. The following financial data is the latest available information and refers to petitioner's condition on 01/01/88.

        a. Total assets:                                 $ 3,300,000 est.
        B. Total liabilities                             $ 2,100,000 est.

                                               Approx. number of holders:
 Secured debt, excluding
 that listed below              $ 1,670,000 est.

 Debt securities held by
 more than 100 holders          $         0
           Secured
           Unsecured

 Other liabilities, excluding
 contingent or unliquidated
 claims                         $   430,000 est.

 Number of shares of
 common stock                  25,047,651 approx.

Comments, if any:

4. Brief description of petitioner's business: Development, manufacture and sale of medical products and medical related transportation services.

5. [Supply following information, if presently available] The name of any person who directly or indirectly owns, controls, or holds, with power to vote, 20% or more of the voting securities of petitioners is: none.

6. [Supply following information, if presently available] The names of all corporations 20% or more of the outstanding voting securities of which are directly or indirectly owned, controlled, or held, with power to vote, by petitioner are: none.

                    Verification on Behalf of a Corporation

          United States Bankruptcy Court for the District of Utah

                                 CENTRAL Division,
In re:

MEDIVEST, INC.
                                            Case No. 89A-02248
Debtor
[include here all names used by debtor within last 6 years]

Tax Identification No. 87-0401761

      I, William R. Stoddard, the president [or other officer or an authorized agent] of the corporation named as petitioner in the foregoing petition, certify under penalty of perjury that the foregoing is true and correct, and that the filing of this petition on behalf of the corporation has been authorized.

Executed on April 12, 1989
                                           /s/William R. Stoddard
                                           ----------------------
                                    William R. Stoddard, Secretary
                                           Treasurer

                      Verification on Behalf of a Partnership
              United States Bankruptcy Court for the District of Utah

                                             Division

In re


                                        Bankruptcy No.
Debtor
[include here all names used by debtor within last 6 years]

Tax Identification No.

I,            , a member [or an authorized agent] of the partnership
named as petitioner in the foregoing petition, certify under penalty of perjury that the foregoing is true and correct, and that the filing of this petition on behalf of the partnership has been authorized.

Executed on

89A-02248

MEDIVEST, INC. LIST OF UNSECURED CREDITORS

 Cree Corporation                                    $148,689
 c/o Keith Everton
 2909 Ridgeview Way
 Sioux Falls, South Dakota 57105

 William R. Stoddard                                   74,000
 5711 South Holladay Blvd.
 Salt Lake City, Utah 84121

 John M. Williams                                      74,000
 2467 East Kentucky Avenue
 Holladay, Utah 84117

 E. R. McDannald, Jr., MD                              38,000
 1201 Ivy Street
 South East Roanoke, Virginia 24014

 Dominion Bank                                         36,000
 P.O. Box 13327
 Roanoke, Virginia 24040

 Keith Biesinger                                       30,000
 8371 Dynasty Way
 Salt Lake City, Utah 84121

 Parsons & Crowther                                    28,000
 455 South Third East
 Salt Lake City, Utah 84111

 Gentry, Locke, Rakes & Moore                          16,467
 Colonial Plaza
 P. O. Box 1018
 Roanoke, Virginia 24005

 Glenn R. Lowe                                         10,000
 1818 Feather Road
 Vinton, Virginia 24005

 Hagen & Wilka                                          8,300
 418 First National Bank Building
 100 South Phillips Avenue
 Sioux Falls, South Dakota 57102-0558

 Lathrop & Clark                                        6,685
 122 West Washington Avenue, #1000
 P. O. Box 1507
 Madison, Wisconsin 53701

 Gary L. Lumsden                                        5,000
 1220 Franklin Road, S.W.
 P. O. Box 2319
 Roanoke, Virginia 24010

 William R. Jennings                                    4,332
 419 West Campbell Avenue
 Roanoke, Virginia 24016

 Deloitte, Haskins & Sells                              2,500
 700 Colonial Plaza
 P. O. Box 13445
 Roanoke, Virginia 24034-3445

 Roush & Associates                                     1,600
 1064 East 400 South
 Salt Lake City, Utah 84102

 Martineau & Company                                      850
 710 Boston Building
 Salt Lake City, Utah 84111

 Airborne Express                                         659
 P. O. Box 662
 Seattle, Washington 98111